Exhibit 1.1
                                             Form of Underwriting Agreement
                                             for Owner Trusts


                      FIRST MERCHANTS AUTO TRUST 199_-_

                   ( )% (FLOATING RATE) ASSET BACKED NOTES
                        ( )% ASSET BACKED CERTIFICATES

                 FIRST MERCHANTS AUTO RECEIVABLES CORPORATION

                            UNDERWRITING AGREEMENT
                           ----------------------


                                                                    ( ), 199_

Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048


Ladies and Gentlemen:

     1.   Introduction.  First Merchants Auto Receivables Corporation ( ),
          ------------
a Delaware corporation (the "Seller"), and a wholly-owned subsidiary of First Merchants Acceptance Corporation, a Delaware corporation ("First Merchants"), proposes to cause First Merchants Auto Trust 199_-_ (the "Trust") to issue and sell $( ) principal amount of its ( )% (Floating
Rate) Asset Backed Notes, Class A( ) (the "Notes") and $( ) principal amount of its ( )% Asset Backed Certificates (the "Certificates") to ( ), (the "Underwriter"). The Notes and Certificates are sometimes referred to collectively herein as the "Offered Securities."

     The Trust Property will include, among other things, a pool of non-prime precomputed and simple interest motor vehicle retail installment sale contracts (the "Receivables"), the related security interests in the motor vehicles financed thereby (the "Financed Vehicles"), certain monies received thereon on and after ( ), 199_ (the "Cutoff Date"), all insurance proceeds and liquidation proceeds with respect thereto, the related Receivables files, the Trust Accounts, proceeds of the foregoing and certain rights with respect to funds on deposit from time to time in the Spread Account. The Receivables will be sold to the Trust by the Seller. The Receivables will be serviced for the Trust by First Merchants (in such capacity, the "Servicer"). The Notes will be issued pursuant to an Indenture to be dated as of ( ), 199_ (as amended and supplemented from time to time, the "Indenture"), between the Trust and ( ), as indenture trustee (the "Indenture Trustee"). The Certificates will be issued pursuant to the Amended and Restated Trust Agreement to be dated as of (
), 199_ (as amended and supplemented from time to time, the "Trust Agreement"), among the Seller, as Depositor, First Merchants, and ( ), as owner trustee (the "Owner Trustee").

     The Seller acknowledges that it will have furnished to the Underwriter, for distribution to potential investors in the Offered Securities prior to the date on which the Prospectus (as defined in Section 2(a) below) is made available to such potential investors, a term sheet in the form of Exhibit A hereto (the "Collateral Materials").

     Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Sale and Servicing Agreement to be dated as of ( ), 199_ (as amended and supplemented from time to time, the "Sale and Servicing Agreement"), between the Trust and First Merchants, as seller and servicer, or, if not defined therein, in the Trust Agreement or in the Indenture.

     2.   Representations and Warranties of First Merchants.  First
          -------------------------------------------------
Merchants represents and warrants to, and agrees with, the Underwriter that:

     (a) First Merchants meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and has filed with the Securities and Commission (the "Commission") a registration statement (Registration No. 333-09487) on such Form, including a related preliminary base prospectus and a preliminary prospectus supplement, for the registration under the Act of the offering and sale of the Offered Securities. First Merchants may have filed one or more amendments thereto, each of which amendments has previously been furnished to you. First Merchants will next file with the Commission (i) prior to the effectiveness of such registration statement, an amendment thereto (including the form of final base prospectus and the form of final prospectus supplement relating to the Offered Securities) or (ii) after the effectiveness of such registration statement, either (A) a final base prospectus relating to the Offered Securities in accordance with Rules 430A and 424(b)(1) or (4) under the Act or (B) a final base prospectus and a final prospectus supplement relating to the Offered Securities in accordance with Rules 415 and 424(b)(2) or (5). First Merchants has filed with the Commission in a report on Form 8-K the Collateral Materials within two business days after they were first delivered to the Underwriter.

     In the case of clauses (ii) (A) and (B) above, First Merchants has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in the Prospectus with respect to the Offered Securities and the offering thereof. As filed, such amendment and form of final prospectus supplement, or such final prospectus supplement, shall include all Rule 430A Information, together with all other required information, with respect to the Offered Securities and the offering thereof and, except to the extent that the Underwriter shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest preliminary base prospectus and preliminary prospectus supplement, if any, that have previously been furnished to you) as First Merchants has advised you, prior to the Execution Time, will be included or made therein. If the Registration Statement contains the undertaking specified by Regulation S-K Item 512(a), the Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

     For purposes of this Agreement, "Effective Time" means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission, and "Effective Date" means the date of the Effective Time. "Execution Time" shall mean the date and time that this Agreement is
executed and delivered by the parties hereto.   Such registration
statement, as amended at the Effective Time, including all information deemed to be a part of such registration statement as of the Effective Time pursuant to Rule 430A(b) under the Act, and including the exhibits thereto and any material incorporated by reference therein, is hereinafter referred to as the "Registration Statement." "Base Prospectus" shall mean any prospectus referred to above contained in the Registration Statement at the Effective Date, including any Preliminary Prospectus Supplement. "Preliminary Prospectus Supplement" shall mean the preliminary prospectus supplement, if any, to the Base Prospectus which describes the Offered Securities and the offering thereof and is used prior to the filing of the Prospectus. "Prospectus" shall mean the prospectus supplement relating to the Offered Securities that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus, as amended at the time of such filing, or, if no filing pursuant to Rule 424(b) is required, shall mean the prospectus supplement relating to the Offered Securities, including the Base Prospectus, included in the Registration Statement at the Effective Date. "Rule 430A Information" means information with respect to the Offered Securities and the offering of the Offered Securities permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. "Rule 415", "Rule 424", "Rule 430A" and "Regulation S-K" refer to such rules or regulations under the Act. Any reference herein to the Registration Statement, the Base Prospectus, a Preliminary Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, such Preliminary Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

     (b) On the Effective Date and on the date of this Agreement, the Registration Statement did or will, and, when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the respective rules and regulations of the Commission thereunder (the "Rules and Regulations"); on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that First Merchants makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus or any supplement thereto in reliance upon and in conformity with information furnished in writing to First Merchants by you specifically for use in connection with the preparation of the Registration Statement or the Prospectus or any supplement thereto. As of the Closing Date, First Merchants' representations and warranties in the Sale and Servicing Agreement and the Trust Agreement will be true and correct.


     (c) This Agreement has been duly authorized, executed and delivered by First Merchants.

     (d) Under generally accepted accounting principles, First Merchants will report its transfer of the Receivables to the Seller pursuant to the Receivables Purchase Agreement as a sale of the Receivables. First Merchants has been advised by Deloitte & Touche LLP, independent certified public accountants, that the transfer will be so classified under generally accepted accounting principles in accordance with Statement No. 77 of the Financial Accounting Standards Board (December 1983).

     (e) None of First Merchants, any of its Affiliates or anyone acting on behalf of First Merchants or any of its Affiliates has taken any action that would require qualification of the Trust Agreement under the Trust Indenture Act or registration of First Merchants, the Seller or the Trust under the Investment Company Act, nor will First Merchants or any of its Affiliates act, nor have they authorized or will they authorize any person to act, in such manner.


     3.   Representations and Warranties of the Seller.
          --------------------------------------------

     (a) This Agreement has been duly authorized, executed and delivered by the Seller.

     (b) Immediately prior to the assignment of the Receivables to the Trust as contemplated by the Sale and Servicing Agreement, the Seller
(i) had good title to, and was the sole owner of, each Receivable and the other property purported to be transferred by it to the Trust pursuant to the Sale and Servicing Agreement free and clear of any pledge, mortgage, lien, security interest or other encumbrance (collectively, "Liens"),
(ii) had not assigned to any person any of its right, title or interest in such Receivables or property or in the Receivables Purchase Agreement and
(iii) will have the power and authority to sell such Receivables and property to the Trust, and upon the execution and delivery of the Sale and Servicing Agreement by the Owner Trustee on behalf of the Trust, the Trust will have acquired all of the Seller's right, title and interest in and to such Receivables and property free and clear of any Lien (except for the Lien of the Indenture).

     (c) The Seller's assignment and delivery of the Receivables to the Trust will vest in the Trust all of the Seller's right, title and interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

     (d) Upon the execution and delivery of the Receivables Purchase Agreement, the Sale and Servicing Agreement and the Indenture by the respective parties thereto and the filing with the Secretary of State of Illinois of (i) the UCC-3 partial termination statements relating to the release by First Merchants' secured lenders of their security interests in the Receivables and (ii) UCC-1 financing statements evidencing the conveyance of the Receivables (A) by First Merchants to the Seller, (B) by the Seller to the Trust and (C) by the Trust to the Indenture Trustee for the benefit of the Noteholders, the Trust's conveyance of the Trust Property to the Indenture Trustee pursuant to the Indenture will vest in the Indenture Trustee, for the benefit of the Noteholders, a first priority perfected security interest therein, subject to no prior Lien.

     (e) Neither the Seller nor anyone acting on behalf of the Seller has taken any action that would require qualification of the Trust Agreement under the Trust Indenture Act, or require registration of the Seller or the Trust under the Investment Company Act of 1940, as amended (the "Investment Company Act"), nor will the Seller act, nor has the Seller authorized any person to act, nor will the Seller authorize any person to act in such manner.

     (f) As of the Closing Date, the Seller's representations and warranties in the Basic Documents (as defined herein) will be true and correct.

     4.   Representations and Warranties of the Underwriter.  The
          -------------------------------------------------
Underwriter represents and warrants to, and agrees with, the Seller that:

     (a) It has not offered or sold, and will not offer or sell, any Offered Security to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulation 1995.

     (b) It has complied and will comply with all applicable provisions of the Financial Services Act 1986 of Great Britain with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom.

     (c) It has only issued or passed on and will only issue or pass on in the United Kingdom any document in connection with the issue of the Offered Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom such document may otherwise lawfully be issued or passed on.

     5.   Purchase, Sale, and Delivery of the Offered Securities.  On the
          ------------------------------------------------------
basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Seller agrees to cause the Trust to sell to the Underwriter, and the Underwriter agrees to purchase from the Trust, (i) at a purchase price of ( )% of the principal amount thereof, the respective principal amount of the Notes and
(ii) at a purchase price of ( )% of the principal amount thereof, the respective principal amount of the Certificates, each as set forth in
Schedule I hereto. Delivery of and payment for the Offered Securities shall be made at the office of Brown & Wood LLP, One World Trade Center, New York, New York 10048, on ( ), 199_ (the "Closing Date"). Delivery of the Offered Securities shall be made against payment of the purchase price in immediately available funds drawn to the order of the Seller. The Offered Securities to be so delivered will be initially represented by one or more Notes and Certificates registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Offered Securities will be represented by book entries on the records of DTC and participating members thereof. Definitive Notes or definitive Certificates will be available only under limited circumstances.

     6.   Offering by the Underwriter.  It is understood that, after the
          ---------------------------
Registration Statement becomes effective, the Underwriter proposes to offer the Offered Securities for sale to the public (which may include selected dealers), as set forth in the Prospectus.

     7.   Covenants of the Seller and First Merchants.  The Seller and
          -------------------------------------------
First Merchants covenant and agree with the Underwriter that:

     (a) First Merchants and the Seller will use their respective best efforts to cause the Registration Statement, and any amendment thereto, if not effective at the Execution Time, to become effective. Prior to the termination of the offering of the Offered Securities, First Merchants will not file any amendment of the Registration Statement or supplement to the Prospectus unless First Merchants has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), First Merchants will file the Prospectus, properly completed, and any supplement thereto, with the Commission pursuant to and in accordance with the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to you of such timely filing.

     (b) First Merchants will advise you promptly of any proposal to amend or supplement the Registration Statement, as filed, or the related Prospectus and will not effect such amendment or supplement without your consent, which consent will not unreasonably be withheld; First Merchants will also advise you promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information; and First Merchants will also advise you promptly of the effectiveness of the Registration Statement (unless the Registration Statement has become effective prior to Execution Time) and any amendment thereto, when the Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b) and of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threat of any proceeding for that purpose, and First Merchants will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting of any issued stop order.

     (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, First Merchants promptly will notify you and will prepare and file, or cause to be prepared and filed, with the Commission, subject to the second sentence of paragraph (a) of this
Section 5, an amendment or supplement that will correct such statement or omission or effect such compliance. Any such filing shall not operate as a waiver or limitation of any right of the Underwriter hereunder.

     (d) As soon as practicable, but not later than sixteen months after the Closing Date, the Seller will cause the Trust to make generally available to holders of the Offered Securities an earning statement of the Trust covering a period of at least twelve months beginning after the Closing Date that will satisfy the provisions of Section 11(a) of the Act.

     (e) First Merchants will furnish to the Underwriter copies of the Registration Statement (one of which will be signed and will include all exhibits), each related preliminary prospectus (including the Preliminary Prospectus Supplement, if any), the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriter requests. First Merchants will pay the expenses of printing or other production of all documents relating to the offering.

     (f) First Merchants will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions in the United States as you may reasonably designate and will continue such qualifications in effect so long as required for the distribution.

     (g) For a period from the date of this Agreement until the retirement of the Offered Securities, or until such time as the Underwriter shall cease to maintain a secondary market in the Offered Securities, whichever occurs first, First Merchants will deliver to you the monthly servicing report, the annual statements of compliance and the annual independent certified public accountants' reports furnished to the Indenture Trustee or the Owner Trustee pursuant to the Sale and Servicing Agreement, as soon as such statements and reports are furnished to the Indenture Trustee or the Owner Trustee.

     (h) So long as any of the Offered Securities is outstanding, First Merchants will furnish to you (i) as soon as practicable after the end of the fiscal year all documents required to be distributed to holders of Offered Securities or filed with the Commission pursuant to the Exchange Act or any order of the Commission thereunder and (ii) from time to time, any other information concerning First Merchants or the Seller filed with any government or regulatory authority that is otherwise publicly available, as you may reasonably request.

     (i) On or before the Closing Date, First Merchants shall cause its computer records relating to the Receivables to be marked to show the Trust's absolute ownership of the Receivables, and from and after the Closing Date, neither First Merchants nor the Seller shall take any action inconsistent with the Trust's ownership of such Receivables, other than as permitted by the Sale and Servicing Agreement.

     (j) To the extent, if any, that the ratings provided with respect to the Offered Securities by the rating agency or agencies that initially rate the Offered Securities are conditional upon the furnishing of documents or the taking of any other actions by the Seller, the Seller shall furnish such documents and take any such other actions.

     (k) For the period beginning on the date of this Agreement and ending on the Closing Date, unless waived by the Underwriter, neither the Seller nor any trust originated, directly or indirectly, by the Seller will offer to sell or sell notes (other than the Notes) collateralized by, or certificates (other than the Certificates) evidencing an ownership interest in, receivables generated pursuant to retail automobile or light duty truck installment sale contracts in such a manner as would constitute a public offering to persons in the United States.

     (l) The Seller will cooperate with the Underwriter and use its best efforts to permit the Offered Securities to be eligible for clearance and settlement through The Depository Trust Company.

     (m) The Seller will enter into the Trust Agreement, First Merchants will enter into the Administration Agreement, the Seller, First Merchants and the Backup Servicer will enter into the Sale and Servicing Agreement and First Merchants and the Seller will enter into the Receivables Purchase Agreement on or prior to the Closing Date.

     8.   Payment of Expenses.  The Seller will pay all expenses incident
          -------------------
to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the preparation of this Agreement,
(iii) the preparation, issuance and delivery of the Offered Securities to the Underwriter, (iv) the fees and disbursements of the Seller's counsel and accountants, (v) the qualification of the Offered Securities under securities laws in accordance with the provisions of Section 6(f), including filing fees and the fees and disbursements of counsel for you in connection therewith and in connection with the preparation of any blue sky or legal investment survey, (vi) the printing and delivery to the Underwriter of copies of the Registration Statement as originally filed and of each amendment thereto, (vii) the printing and delivery to the Underwriter of copies of any blue sky or legal investment survey prepared in connection with the Offered Securities, (viii) any fees charged by rating agencies for the rating of the Offered Securities, (ix) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc., and (x) the fees and expenses of Brown & Wood LLP incurred as a result of providing the opinions required by Sections 9(h) and 9(i) hereof.


     9.   Conditions to the Obligations of the Underwriter.  The
          ------------------------------------------------
obligations of the Underwriter to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Seller and First Merchants herein, to the accuracy of the statements of officers of the Seller and First Merchants made pursuant to the provisions hereof, to the performance by the Seller and First
Merchants of their respective obligations hereunder and to the following additional conditions precedent:

     (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Underwriter agrees in writing to a later time, the Registration Statement shall have become effective not later than (i) ( ) P.M. New York City time on the date of determination of the public offering price, if such determination occurred at or prior to (
) P.M. New York City time on such date or (ii) ( ) A.M. New York City time on the business day following the day on which the public offering price was determined, if such determination occurred after ( ) P.M. New York City time on such date.

     (b) The Prospectus and any supplements thereto shall have been filed (if required) with the Commission in accordance with the Rules and Regulations and Sections 2(a) and 2(b) hereof, and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Seller or you, shall be contemplated by the Commission or by any authority administering any state securities or blue sky law.

     (c) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereto) and the Prospectus (exclusive of any supplement thereto), there shall not have occurred
(i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Trust or the Seller which, in the judgment of the Underwriter, materially impairs the investment quality of the Offered Securities or makes it impractical or inadvisable to market the Offered Securities; (ii) any suspension or limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange;
(iii) any suspension of trading of any securities of the Seller on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Underwriter, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Offered Securities.

     (d) The Seller shall have furnished to the Underwriter the opinion of ( ), counsel for the Seller, dated the Closing Date and satisfactory in form and substance to the Underwriter and counsel for the Underwriter, to the effect that:

          (i) the Seller has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of the State of Illinois;

          (ii) all the outstanding shares of capital stock of the Seller have been duly and validly authorized and issued and are fully paid and nonassessable, and all outstanding shares of capital stock of the Seller are owned by First Merchants free and clear of any security interest and, to the knowledge of such counsel, after due inquiry, any other interests, claims, liens or encumbrances (other than as shall be identified to you therein);

          (iii) each of the Receivables Purchase Agreement, the Sale and Servicing Agreement and the Trust Agreement has been duly authorized, executed and delivered by the Seller, and constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect);

          (iv) the Master Spread Account Agreement and the Series 199_-_ Supplement to Master Spread Account Agreement dated as of ( ) (the "Supplement") among the parties to the Master Spread Account Agreement have each been duly authorized, executed and delivered by the Seller, and the Spread Account Agreement constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect);

          (v) the Insurance Agreement has been duly authorized, executed and delivered by the Seller, and constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect);

          (vi) this Agreement has been duly authorized, executed and delivered by the Seller;

          (vii) the direction by the Seller to the Owner Trustee to authenticate the Certificates has been duly authorized by the Seller and, when the Certificates have been duly executed, authenticated and delivered by the Owner Trustee in accordance with the Trust Agreement and delivered and paid for to the Seller pursuant to the Sale and Servicing Agreement, the Certificates will be validly issued and outstanding and entitled to the benefits of the Trust Agreement;

          (viii) the direction by the Seller to the Indenture Trustee to authenticate the Notes has been duly authorized by the Seller and, when the Notes have been duly executed and delivered by the Owner Trustee and when authenticated by the Indenture Trustee in accordance with the Indenture and delivered and paid for pursuant to this Agreement, the Notes will constitute legal, valid and binding obligations of the Trust (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditor's rights generally from time to time in effect) and will be entitled to the benefits of the Indenture;

          (ix) no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated herein or in the Receivables Purchase Agreement, the Sale and Servicing Agreement, the Master Spread Account Agreement, the Supplement, the Insurance Agreement, the Trust Agreement and the Indenture (collectively, the "Basic Documents"), except such as may be required under the blue sky or securities laws of any jurisdiction in connection with the purchase and sale of the Offered Securities by the Underwriter, the filing of the UCC-3 partial release statements relating to the release of the existing liens on the Receivables of First Merchants' secured lenders, the filing of the UCC-1 financing statements relating to the conveyance of the Receivables by First Merchants to the Seller and of the Receivables and the other Trust Property by the Seller to the Trust and by the Trust to the Indenture Trustee on behalf of the Noteholders and the filing of the UCC-1 financing statements relating to the security interests created pursuant to the Spread Account Agreement, and such other approvals (which shall be specified in such opinion) as have been obtained and filings as have been made or are in the process of being made;

          (x) none of the sale of the Receivables by First Merchants to the Seller pursuant to the Receivables Purchase Agreement, the sale of the Trust Property to the Trust pursuant to the Sale and Servicing Agreement, the pledge of the Trust Property to the Indenture Trustee, the issue and sale of the Offered Securities, the execution and delivery of this Agreement, the Sale and Servicing Agreement, the Trust Agreement, the Receivables Purchase Agreement, the Spread Account Agreement or the Insurance Agreement, the consummation of any other of the transactions herein or therein contemplated or the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or constitute a default under, any law binding on the Seller or the charter or bylaws of the Seller or the terms of any indenture or other agreement or instrument known to such counsel and to which the Seller is a party or by which it is bound, or any judgment, order or decree known to such counsel to be applicable to the Seller of any court, regulatory body, administrative agency, governmental body, or arbitrator having jurisdiction over the Seller;

          (xi) there are no actions, proceedings or investigations pending or, to the best of such counsel's knowledge after due inquiry, threatened before any court, administrative agency or other tribunal (1) asserting the invalidity of any of the Basic Documents, (2) seeking to prevent the consummation of any of the transactions contemplated by any of the Basic Documents or the execution and delivery thereof or (3) that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any Basic Document;

          (xii) to the best knowledge of such counsel and except as set forth in the Prospectus (and any supplement thereto), no default exists and no event has occurred which, with notice, lapse of time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any agreement to which the Seller is a party or by which it is bound, which default is or would have a material adverse effect on the financial condition, earnings, prospects, business, or properties of the Seller, taken as a whole;

          (xiii) the provisions of the Receivables Purchase Agreement are effective to transfer to the Seller all right, title and interest of First Merchants in and to the Receivables, and upon filing of the form UCC-3 partial release statements with respect to the interests of First Merchants' secured lenders in the Receivables, the Receivables and, to the knowledge of such counsel, the other Trust Property will be owned by the Seller free and clear of any Lien except for the Lien of the Sale and Servicing Agreement and the Indenture;

          (xiv) the provisions of the Sale and Servicing Agreement are effective to transfer to the Trust all right, title and interest of the Seller in and to the Collateral, and upon filing of the form UCC-3 partial termination statements with respect to the Collateral from First Merchant's secured lenders, the Receivables and, to the knowledge of such counsel, the other Collateral will be owned by the Issuer free and clear of any Lien except for the Lien of the Indenture;

          (xv) the provisions of the Indenture are effective to create, in favor of the Indenture Trustee for the benefit of the Noteholders as security for the Trust's obligations under the Notes, a valid security interest in the Receivables and that portion of the other Collateral which is subject to Article 9 of the New York Uniform Commercial Code (the "UCC Collateral") and the proceeds thereof;

          (xvi) the form UCC-1 financing statements naming (A) First Merchants as seller and the Seller as purchaser, (B) the Seller as seller and the Trust as purchaser and (C) the Trust, as debtor, and the Indenture Trustee, as secured party are in appropriate form for filing with the Secretary of State of the State of Illinois and the County Clerk of Lake County, Illinois; the interest of the Indenture Trustee in the Receivables and the proceeds thereof and, to the extent that the filing of a financing statement is effective to perfect an interest in the other Trust Property under Article 9 of the Illinois Uniform Commercial Code, the other Trust Property will be perfected upon the filing of such financing statements in such filing offices; and upon the filing of the form UCC-3 partial release statements with respect to the interests of First Merchants' secured lenders in such filing offices, no other interest of any other purchaser from or creditor of First Merchants, the Seller or the Trust is equal or prior to the interest of the Trustee in the Receivables and such other Trust Property;

          (xvii) the Receivables are "chattel paper" under Article 9 of the Illinois Uniform Commercial Code;

          (xviii)   the Basic Documents conform in all material respects
with the descriptions thereof contained in the Prospectus;

          (xix) the statements in the Prospectus under the headings "Risk Factors -- Certain Legal Aspects" and "Certain Legal Aspects of the Receivables", to the extent they constitute matters of law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects;

          (xx) the statements contained in the Prospectus under the heading "Description of the Notes," "Description of the Certificates" and "Description of the Transfer and Servicing Agreements", insofar as such statements constitute a summary of the Notes, the Certificates and the Basic Documents, constitute a fair summary of such instruments and documents;

          (xxi) assuming the accuracy of the representations and warranties and compliance with the agreements contained herein, no qualification of the Trust Agreement under the Trust Indenture Act is necessary, for the offer and sale by the Underwriter of the Offered Securities in the manner contemplated by this Agreement;

          (xxii) the Trust has been duly formed and is validly existing as a statutory business trust and is in good standing under the laws of the State of Delaware, with full power and authority to execute, deliver and perform its obligations under the Sale and Servicing Agreement, the Indenture, the Administration Agreement, and the Notes and the Certificates;

          (xxiii)   the Indenture, the Sale and Servicing Agreement and
the Administration Agreement have been duly authorized and, when duly executed and delivered by the Owner Trustee, will constitute the legal, valid and binding obligations of the Trust, enforceable against the Trust in accordance with their respective terms, except that (x) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

          (xxiv) to the best knowledge of such counsel, the Seller has obtained all material licenses, permits and other governmental authorizations that are necessary to the conduct of its business; such licenses, permits and other governmental authorizations are in full force and effect, and the Seller is in all material respects complying therewith; and the Seller is otherwise in compliance with all laws, rules, regulations and statutes of any jurisdiction to which it is subject, except where non-compliance would not have a material adverse effect on the Seller;

          (xxv) all actions required to be taken and all filings required to be made under the Act and the Exchange Act prior to the sale of the Offered Securities have been duly taken or made;

          (xxvi) the Trust is not required to be registered under the Investment Company Act;

          (xxvii)   the Indenture has been duly qualified under the Trust
Indenture Act;

          (xxviii) the Seller is not, and will not as a result of the offer and sale of the Offered Securities as contemplated in the Prospectus (and any supplement thereto) and this Agreement become, an "investment company" as defined in the Investment Company Act or a company "controlled by" an "investment company" within the meaning of the Investment Company Act;

          (xxix) to the best of such counsel's knowledge and information, there are no legal or governmental proceedings pending or threatened that are required to be disclosed in the Registration
Statement, other than those disclosed therein;

          (xxx) to the best of such counsel's knowledge and information, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, the descriptions thereof or references thereto are correct, and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to, filed or incorporated by reference;

          (xxxi) the Registration Statement has become effective under the Act, any required filing of the Base Prospectus, any preliminary Base Prospectus, any Preliminary Prospectus Supplement and the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b), and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act, the Exchange Act, the Trust Indenture Act and the Rules and
Regulations; and

          (xxxii)   such counsel has examined the Registration Statement
and the Prospectus and nothing has come to such counsel's attention that would lead such counsel to believe that the Registration Statement or the Prospectus or any amendment or supplement thereto as of the respective dates thereof (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need not express any view) contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading.

     Such counsel shall also state that such counsel has no reason to believe that at the Execution Time the Prospectus contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, at the Closing Date, the Prospectus includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Illinois, the State of New York, the State of Delaware or the United States, to the extent such counsel deems proper and specifies in such opinion, upon the opinion of other counsel of good standing whom such counsel believes to be reliable and who are satisfactory to counsel for the Underwriter and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Seller and public officials.

     All references in this Section 9(d) to the Prospectus shall be deemed to include any amendment or supplement thereto at the Closing Date.

     (e) You shall have received the opinion of ( ), General Counsel for First Merchants, dated the Closing Date and satisfactory in form and substance to the Underwriter and to counsel for the Underwriter, to the effect that:

          (i) First Merchants and all of its subsidiaries are duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction wherein each of them owns or leases material properties or conducts material business and which requires such qualification;

          ((ii)     First Merchants has no subsidiaries in any form,
whether wholly-owned or other than wholly-owned, direct or indirect, other
than the Seller and (   );)

          (iii) First Merchants is not, and will not as a result of the offer and sale of the Offered Securities as contemplated in the Prospectus (and any supplement thereto) and this Agreement become, an "investment company" as defined in the Investment Company Act or a company "controlled by" an "investment company" within the meaning of the Investment Company Act;

          (iv) First Merchants has obtained all material licenses, permits and other governmental authorizations that are necessary to the conduct of its business; such licenses, permits and other governmental authorizations are in full force and effect, and First Merchants is in all material respects complying therewith; and First Merchants is otherwise in compliance with all laws, rules, regulations and statutes of any jurisdiction to which it is subject, except where non-compliance would not have a material adverse effect on First Merchants; and

          (v) none of the execution and delivery of this Agreement, the Receivables Purchase Agreement or the Insurance Agreement, the consummation of any of the transactions therein contemplated or the fulfillment of the terms thereof will conflict with, result in a breach or violation of, or constitute a default under, any law or the charter or bylaws of First Merchants or the terms of any indenture or other agreement or instrument known to such counsel and to which First Merchants or the Seller is a party or by which it is bound or any judgment, order or decree known to such counsel to be applicable to First Merchants or the Seller of any court, regulatory body, administrative agency, governmental body, or arbitrator having jurisdiction over First Merchants or the Seller.

     Such counsel shall also state that such counsel has no reason to believe that at the Execution Time the Prospectus contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, at the Closing Date, the Prospectus includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Illinois or the United States, to the extent such counsel deems proper and specifies in such opinion, upon the opinion of other counsel of good standing whom such counsel believes to be reliable and who are satisfactory to Counsel for the Underwriter and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of First Merchants and public officials.

     All references in this Section 9(e) to the Prospectus shall be deemed to include any amendment or supplement thereto at the Closing Date.

     (f) The Underwriter shall have received the opinion of ( ), counsel for First Merchants, dated the Closing Date and satisfactory in form and substance to the Underwriter and to Counsel for the Underwriter, to the effect that:

          (i) First Merchants has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus;

          (ii) this Agreement has been duly authorized, executed and delivered by First Merchants;

          (iii) the Sale and Servicing Agreement has been duly authorized, executed and delivered by First Merchants and constitutes a legal, valid and binding obligation of First Merchants, enforceable against First Merchants in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, or other laws affecting creditors' rights generally from time to time in effect);

          (iv) the Insurance Agreement has been duly authorized, executed and delivered by First Merchants and constitutes a legal, valid and binding obligation of First Merchants, enforceable against First Merchants in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, or other laws affecting creditors' rights generally from time to time in effect);

          (v) the Receivables Purchase Agreement has been duly authorized, executed and delivered by First Merchants and constitutes a legal, valid and binding obligation of First Merchants, enforceable against First Merchants in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, or other laws affecting creditors' rights generally from time to time in effect);

          (vi) no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated herein or in any Basic Document, except such as may be required under the blue sky or securities laws of any jurisdiction in connection with the purchase and sale of the Offered Securities by the Underwriter, the filing of the UCC-3 partial termination statements relating to the release of the existing liens of First Merchants' secured lenders on the Receivables, the filing of the UCC-1 financing statements relating to the conveyance of the Receivables by First Merchants to the Seller pursuant to the Receivables Purchase Agreement and of the Receivables and other Trust Property to the Trust and of the Receivables and other Trust Property to the Indenture Trustee for the benefit of the Noteholders pursuant to the Sale and Servicing Agreement, the Trust Agreement and the Indenture, the filing of the UCC-1 financing statements relating to the security interests created pursuant to the Spread Account Agreement, and such other approvals (which shall be specified in such opinion) as have been obtained and filings as have been made or are in the process of being made; and


          (vii) none of the execution and delivery of this Agreement, the Sale and Servicing Agreement, the Receivables Purchase Agreement or the Insurance Agreement, the consummation of any of the transactions therein contemplated or the fulfillment of the terms thereof will conflict with, result in a breach or violation of, or constitute a default under, the charter or bylaws of First Merchants.

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York, the State of Delaware, the State of Illinois or the United States, to the extent such counsel deems proper and specifies in such opinion, upon the opinion of other counsel of good standing whom such counsel believes to be reliable and who are satisfactory to Counsel for the Underwriter and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of First Merchants and public officials.

     All references in this Section 9(f) to the Prospectus shall be deemed to include any amendment or supplement thereto at the Closing Date.

     (g) You shall have received an opinion of (Illinois tax counsel), addressed to you and the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to you and your counsel, to the effect that the statements in the Base Prospectus under the heading "Certain State Tax Consequences with respect to Owner Trusts" and in the Prospectus Supplement under the heading "Summary of Terms -- Tax Status" (to the extent relating to Illinois tax consequences) accurately describe the material Illinois tax consequences to holders of the Securities.

     (h) You shall have received an opinion addressed to you of Brown & Wood LLP, in its capacity as federal tax counsel to the Trust, to the effect that the statements in the Base Prospectus under the heading "Certain Federal Income Tax Consequences" and in the Prospectus Supplement under the headings "Summary of Terms -- Tax Status" (to the extent relating to federal income tax consequences), "- ERISA Considerations" and "ERISA Considerations" to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and accurately describe the material federal income tax consequences to holders of the Notes.

     (i) The Underwriter shall have received from Counsel for the Underwriter such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Offered Securities, the Prospectus (as amended or supplemented at the Closing Date) and other related matters as the Underwriter may reasonably require, and the Seller shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

     (j) You shall have received an opinion addressed to you and First Merchants of ( ), counsel to the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to you and your counsel, to the effect that:

          (i) The Indenture Trustee is a banking corporation duly incorporated and validly existing under the laws of the ( ).

          (ii) The Indenture Trustee has the full corporate trust power to accept the office of indenture trustee under the Indenture and backup servicer under the Sale and Servicing Agreement and of collateral agent under the Spread Account Agreement and to enter into and perform its obligations under the Indenture, the Sale and Servicing Agreement, the Spread Account Agreement and the Administration Agreement.

          (iii) The execution and delivery of the Indenture and the Administration Agreement and the acceptance of the Sale and Servicing Agreement and the performance by the Indenture Trustee of its obligations under the Indenture, the Sale and Servicing Agreement, the Master Spread Account Agreement and the Administration Agreement have been duly authorized by all necessary corporate action of the Indenture Trustee and each has been duly executed and delivered by the Indenture Trustee.

          (iv) The Indenture, the Sale and Servicing Agreement and the Administration Agreement constitute valid and binding obligations of the Indenture Trustee enforceable against the Indenture Trustee in accordance with their terms under the laws of the State of New York and the federal law of the United States.

          (v) The execution and delivery by the Indenture Trustee of the Indenture and the Administration Agreement and the acceptance of the Sale and Servicing Agreement do not require any consent, approval or authorization of, or any registration or filing with, any New York or United States federal governmental authority, other than the qualification of the Indenture Trustee under the Trust Indenture Act.

          (vi) Each of the Notes has been duly authenticated by the Indenture Trustee.

          (vii) Neither the consummation by the Indenture Trustee of the transactions contemplated in the Sale and Servicing Agreement, the Indenture or the Administration Agreement nor the fulfillment of the terms thereof by the Indenture Trustee will conflict with, result in a breach or violation of, or constitute a default under any law or the charter, bylaws or other organizational documents of the Indenture Trustee or the terms of any indenture or other agreement or instrument known to such counsel to which the Indenture Trustee or any of its subsidiaries is a party or is bound or any judgment, order or decree known to such counsel to be applicable to the Indenture Trustee or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Indenture Trustee or any of its subsidiaries.

          (viii) To the knowledge of such counsel there is no action, suit or proceeding pending or threatened against the Indenture Trustee (as trustee under the Indenture or in its individual capacity) before or by any governmental authority that, if adversely decided, would materially adversely affect the ability of the Indenture Trustee to perform its obligations under the Indenture, the Sale and Servicing Agreement or the Administration Agreement.

          (ix) The execution, delivery and performance by the Indenture Trustee of the Sale and Servicing Agreement, the Indenture and the Administration Agreement will not subject any of the property or assets of the Trust or any portion thereof to any lien created by or arising under the Indenture Trustee that is unrelated to the transactions contemplated in such Agreements.

     (k) You shall have received an opinion addressed to you and First Merchants of ( ), counsel to the Owner Trustee, dated the Closing Date and satisfactory in form and substance to you and your counsel, to the effect that:

          (i) The Owner Trustee is a banking corporation duly incorporated and validly existing under the laws of the ( ).

          (ii) The Owner Trustee has the full corporate trust power to accept the office of owner trustee under the Trust Agreement and to enter into and perform its obligations under the Trust Agreement and, on behalf of the Trust, under the Indenture, the Sale and Servicing Agreement and the Administration Agreement.

          (iii) The execution and delivery of the Trust Agreement and, on behalf of the Trust, of the Indenture, the Sale and Servicing
Agreement, the Administration Agreement, the Offered Securities and the performance by the Owner Trustee of its obligations under the Trust Agreement, the Indenture, the Sale and Servicing Agreement and the Administration Agreement have been duly authorized by all necessary corporate action of the Owner Trustee and each has been duly executed and delivered by the Owner Trustee.

          (iv) The Trust Agreement, the Sale and Servicing Agreement, the Indenture and the Administration Agreement constitute valid and binding obligations of the Owner Trustee enforceable against the Owner Trustee in accordance with their terms under the laws of the State of New York, the State of Delaware and the federal law of the United States.

          (v) The execution and delivery by the Owner Trustee of the Trust Agreement and, on behalf of the Trust, of the Indenture, the Sale and Servicing Agreement and the Administration Agreement do not require any consent, approval or authorization of, or any registration or filing with, any Delaware or United States federal governmental authority.

          (vi) Each of the Certificates has been duly executed and delivered by the Owner Trustee as owner trustee and authenticating agent. Each of the Notes has been duly executed and delivered by the Owner Trustee, on behalf of the Trust.

          (vii) Neither the consummation by the Owner Trustee of the transactions contemplated in the Sale and Servicing Agreement, the Indenture, the Trust Agreement or the Administration Agreement nor the fulfillment of the terms thereof by the Owner Trustee will conflict with, result in a breach or violation of, or constitute a default under any law or the charter, bylaws or other organizational documents of the Owner Trustee or the terms of any indenture or other agreement or instrument known to such counsel to which the Owner Trustee or any of its subsidiaries is a party or is bound, or any judgment, order or decree known to such counsel to be applicable to the Owner Trustee or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Owner Trustee or any of its subsidiaries.

          (viii) To the knowledge of such counsel there is no action, suit or proceeding pending or threatened against the Owner Trustee (as owner trustee under the Trust Agreement or in its individual capacity) before or by any governmental authority that, if adversely decided, would materially adversely affect the ability of the Owner Trustee to perform its obligations under the Trust Agreement.

          (ix) The execution, delivery and performance by the Owner
Trustee (as trustee under the Trust Agreement or in its individual capacity, as the case may be) of the Sale and Servicing Agreement, the Indenture, the Trust Agreement or the Administration Agreement will not subject any of the property or assets of the Trust or any portion thereof to any lien created by or arising under the Owner Trustee that is unrelated to the transactions contemplated in such Agreements.

     (l) The Underwriter shall have received such opinions, addressed to the Underwriter and dated the Closing Date, as are delivered to the Rating Agencies.

     (m) The Underwriter shall have received an opinion from ( ), counsel for the Seller, dated the Closing Date and satisfactory in form and substance to the Underwriter and counsel for the Underwriter regarding the true-sale of the Receivables by First Merchants to the Seller and by the Seller to the Trust and the conveyance by the Trust of the Receivables and other Trust Property to the Indenture Trustee for the benefit of the Noteholders.

     (n) The Underwriter shall have received an opinion from ( ), counsel for the Seller, dated the Closing Date and satisfactory in form and substance to the Underwriter and counsel for the Underwriter regarding substantive consolidation.

     (o) The Underwriter shall have received an opinion from ( ), Associate General Counsel for (security insurer), dated the Closing Date and satisfactory in form and substance to the Underwriter and counsel for the Underwriter, addressed to the Underwriter and the Seller.

     (p) The Underwriter shall have received a certificate dated the Closing Date of any of the Chairman of the Board, the President, the Executive Vice President, any Vice President, the Treasurer, any Assistant Treasurer, the principal financial officer or the principal accounting officer of the Seller in which such officer shall state that, to the best of his or her knowledge after reasonable investigation:

          (i) the representations and warranties of the Seller contained in this Agreement and the Basic Documents are true and correct; the Seller has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date;

          (ii) since the date of the most recent financial information included in the Prospectus, no material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or properties of the Seller or the Trust has occurred; and

          (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission.)

     (q) The Underwriter shall have received a certificate dated the Closing Date of any of the Chairman of the Board, the President, the Executive Vice President, any Vice President, the Treasurer, any Assistant Treasurer, the principal financial officer or the principal accounting officer of First Merchants in which such officer shall state that, to the best of his or her knowledge after reasonable investigation:

          (i) the representations and warranties of First Merchants contained in this Agreement and the Basic Documents are true and correct; First Merchants has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date;

          (ii) since the date of the most recent financial information included in the Prospectus, no material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or properties of First Merchants or the Trust has occurred; and

          (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission.

     (r) The Underwriter shall have received a fully executed Insurance Agreement by and among the Seller, First Merchants and (security insurer), dated as of ( ) (the "Insurance Agreement"), and all representations and warranties thereunder or made pursuant thereto shall be true and correct, and the Seller shall have performed its obligations thereunder.

     (s) The Policy relating to the Offered Securities shall have been duly executed and issued at or prior to the Closing Date and shall conform in all material respects to the description thereof in the Prospectus.

     (t) The Underwriter shall have received evidence satisfactory to it that, on or before the Closing Date, UCC-1 financing statements have been or are being filed in the office of the Secretary of State of the State of Illinois and the County Clerk of Lake County, Illinois reflecting the sale of the Receivables by First Merchants to the Seller and of the Receivables and other Trust Property by the Seller to the Trustee for the benefit of the Certificateholders.

     (u) The Notes shall have been rated ( ) and ( ) and the Certificates shall have been rated ( ) and ( ) by ( ) and by ( ).

     (v) At the Execution Time and at the Closing Date, Deloitte & Touche LLP shall have furnished to the Underwriter a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, substantially in the forms of the drafts to which the Underwriter has previously agreed and otherwise in form and substance satisfactory to the Underwriter and to counsel for the Underwriter.

     (w) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Prospectus, there shall not have been any change or any development involving a prospective change in or affecting the business or properties of First Merchants or the Seller the effect of which is, in the judgment of the Underwriter, so material and adverse as to make it impractical or inadvisable to market the Offered Securities as contemplated by the Prospectus.

     (x) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Seller's or First Merchants' debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

     (y) On the Closing Date, $( ) aggregate principal amount of the Notes and $( ) aggregate principal amount of the Certificates shall have been issued and delivered to the Seller.

     (z) On the Closing Date, the Seller shall have purchased and fully paid for all of the Offered Securities.

     Prior to the Closing Date, the Seller shall have furnished to the Underwriter such further information, certificates and documents as the Underwriter may reasonably request.

     10.  Indemnification and Contribution.  (a)  The Seller and First
          --------------------------------
Merchants, jointly and severally, agree to indemnify and hold harmless the Underwriter, the directors, officers, employees and agents of the Underwriter and each person who controls the Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the preliminary Base Prospectus, the Collateral Materials, the Preliminary Prospectus Supplement (if any), the Base Prospectus or the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein (in the case of Collateral Materials, when read together with the Prospectus) a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Seller and First Merchants will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission from any of such documents, in reliance upon and in conformity with written information furnished to the Seller by the Underwriter specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Seller or First Merchants may otherwise have.

     For all purposes contemplated hereby, First Merchants, the Seller and the Underwriter each acknowledge that the Collateral Materials were prepared by First Merchants.

     (b) The Underwriter agrees to indemnify and hold harmless the Seller and First Merchants, their directors, their officers and each person who controls the Seller or First Merchants within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Seller and First Merchants to the Underwriter, but only with reference to written information relating to the Underwriter furnished to the Seller by the Underwriter specifically for inclusion in the Registration Statement, the preliminary Base Prospectus, the Preliminary Prospectus Supplement (if any), the Base Prospectus or the Prospectus or any amendment or supplement thereto. This indemnity agreement will be in addition to any liability that the Underwriter may otherwise have. (The Seller and First Merchants acknowledge that the statements set forth in the first sentence of the next to the last paragraph and in the last paragraph of the cover page and under the heading "Underwriting" in the Prospectus Supplement constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in the Prospectus (or in any amendment or supplement thereto).)

     (c)  Promptly after receipt by an indemnified party under this
Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph
(a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

     (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 10 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Seller, First Merchants and the Underwriter agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Seller, First Merchants and the Underwriter may be subject in such proportion as is appropriate to reflect the relative benefits received by the Seller and First Merchants on the one hand and by the Underwriter on the other from the offering of the Offered Securities; provided, however, that in no case shall the Underwriter be responsible for any amount in excess of the purchase discount or commission applicable to the Offered Securities purchased by the Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Seller, First Merchants and the Underwriter shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Seller and First Merchants on the one hand and of the Underwriter on the other in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Seller and First Merchants shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Underwriter shall be deemed to be equal to the total purchase discounts and commissions received by the Underwriter from the Seller in connection with the purchase of the Offered Securities hereunder. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Seller and First Merchants on the one hand or the Underwriter on the other. The Seller, First Merchants and the Underwriter agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above.
Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this
Section 10, each person who controls the Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of the Underwriter shall have the same rights to contribution as the Underwriter, and each person who controls the Seller or First Merchants within the meaning of either the Securities Act or the Exchange Act and each officer and director of the Seller or First Merchants shall have the same rights to contribution as the Seller or First Merchants, subject in each case to the applicable terms and conditions of this paragraph (d).

     11.  Defaults of the Underwriter.  If the Underwriter defaults in its
          ---------------------------
obligation to purchase the Offered Securities hereunder on the Closing Date and arrangements satisfactory to the Underwriter and the Seller for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of the Seller, except as provided in Section 13. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve the defaulting Underwriter from liability for its default.

     12.  No Bankruptcy Petition.  The Underwriter covenants and agrees
          ----------------------
that, prior to the date which is one year and one day after the payment in full of all securities issued by the Seller or by a trust for which the Seller was the depositor which securities were rated by any nationally recognized statistical rating organization, it will not institute against, or join any other Person in instituting against, the Seller any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy or similar law.

     13.  Survival of Representations and Obligations.  The respective
          -------------------------------------------
indemnities, agreements, representations, warranties and other statements of First Merchants, the Seller or any of their officers, and the Underwriter set forth in or made pursuant to this Agreement or contained in certificates of officers of First Merchants and the Seller submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation or statement as to the results thereof made by or on behalf of the Underwriter, First Merchants or the Seller or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If for any reason the purchase of the Offered Securities by the Underwriter is not consummated, the Seller shall remain responsible for the expenses to be paid or reimbursed by the Seller pursuant to Section 8 and the respective obligations of the Seller and the Underwriter pursuant to Section 10 shall remain in effect. If for any reason the purchase of the Offered Securities by the Underwriter is not consummated (other than because of a failure to satisfy the conditions set forth in items (ii), (iv) and (v) of Section 9(c)), the Seller will reimburse the Underwriter, upon demand, for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Offered Securities. Nothing contained in this Section 13 shall limit the recourse of the Seller against the Underwriter.

     14.  Notices.  All communications hereunder will be in writing and,
          -------
if sent to the Underwriter, will be mailed, delivered or telegraphed and confirmed to it at ( ); if sent to the Seller, will be mailed, delivered or telegraphed, and confirmed to it at First Merchants Auto Receivables Corporation ( ), 570 Lake Cook Road, Suite 126B, Deerfield, Illinois 60015, Attention: President. Any such notice will take effect at the time of receipt.

     15.  Successors.  This Agreement will inure to the benefit of and be
          ----------
binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 10, and no other person will have any right or obligations hereunder.

     16.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     17.  Applicable Law.  This Agreement will be governed by, and
          --------------
construed in accordance with, the laws of the State of New York.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between the Seller and the Underwriter in accordance with its terms.


                              Very truly yours,

                              FIRST MERCHANTS AUTO RECEIVABLES CORPORATION
( )



                              By:

                                  ---------------------------------------
                              Name:
                              Title:



                              FIRST MERCHANTS ACCEPTANCE CORPORATION



                              By:

                                  ---------------------------------------
                              Name:
                              Title:



The foregoing Underwriting Agreement
is hereby confirmed and accepted
as of the date first written above:

SALOMON BROTHERS INC



By:
    --------------------------------------------
Name:
Title:

                                  SCHEDULE I






CLASS OF NOTES                                          PRINCIPAL AMOUNT
                                                           OF NOTES
                                                        ----------------


CLASS OF CERTIFICATES                                   PRINCIPAL AMOUNT
                                                         OF CERTIFICATES
                                                        -----------------